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                      [KMPG PEAT MARWICK LLP LETTERHEAD]



                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Commercial Net Lease Realty, Inc.


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                  /s/ KMPG PEAT MARWICK LLP

Orlando, Florida
April 4, 1997